Exhibit 3.5

State of Delaware
Secretary of State
Division of Corporations
Delivered 04 :20 PM 11/21/2012
FILED 04:20 PH 11/21/2012
SRV 121255063 - 5246408 FILE

CERTIFICATE OF FORMATION

OF

QUALITY INVESTMENT PROPERTIES IRVING, LLC

The undersigned, for the purpose of forming a limited liability company (the "Company") under the Delaware Limited Liability Company Act (the "Act"), hereby makes, acknowledges and files this Certificate of Formation:

FIRST. The name of the Company is:

Quality Investment Properties Irving, LLC

SECOND. The address of the Company's registered office in the State of Delaware is 1675 S. State Street, Suite B, Dover, Delaware 19901. The name of its registered agent at such address for service of process is Capital Services, Inc.

THIRD. The Company shall commence its existence on the date this Certificate of Formation is filed with the Delaware Secretary of State.

The undersigned, for the purpose of forming a limited liability company under the Act, has executed this Certificate of Formation this 21st day of November, 2012.

SMF REGISTERED SERVICES, INC.

By:	/s/ Victoria R. Westerhaus
Victoria R. Westerhaus, Vice President

Authorized Person